                                                                    EXHIBIT 99.3

FOR IMMEDIATE RELEASE

                        AES ANNOUNCES PLANS FOR OFFERINGS

--------------------------------------------------------------------------------
ARLINGTON, VA, MAY 8, 2000 -- The AES Corporation (NYSE: AES) announced today that it plans to sell approximately $600 million of common stock under its existing universal shelf registration statement and, in a separate offering, approximately $600 million of trust convertible preferred securities in a private placement offering.

The trust convertible preferred securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.